UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2009

(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 4, 2009, Warren Resources, Inc. (the “Company”) issued a press release containing financial results for the quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.   Regulation FD Disclosure

On November 4, 2009, the Company issued a press release containing financial results for the quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01.   Other Events

On November 3, 2009, the Company issued a press release announcing that the syndicate of lenders led by GE Business Financial Services, Inc. underwriting the Company’s $250 million senior secured credit facility dated November 19, 2007 (“Credit Facility”) has affirmed the conforming borrowing base at $120 million as a result of completing the fall 2009 semi-annual redetermination. There were no other changes in the terms and conditions of the Credit Facility.

A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated November 4, 2009

99.2	Press Release dated November 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2009

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer